For further information:
                                                        Tom Sommers
                                                        (713) 222-1600


                  PHARMAFRONTIERS COMPLETES INTERIM FINANCING,
                           MAKES KEY RESEARCH ADVANCES
                  Key Clinical Milestones in Multiple Sclerosis

THE WOODLANDS, Texas, February 14, 2005 -- Cell therapy developer
PharmaFrontiers Corp. (OTCBB:PFTR) has completed the second traunch of its interim financing, issuing a total of $6.1 million in convertible notes, and reached critical milestones in two Phase I/II clinical trials to evaluate the application of its T Cell therapy in multiple sclerosis.

      Interim Financing

      The $6.1 million convertible notes will be automatically exchanged for stock if PharmaFrontiers raises $10 million through the sale of common stock or common stock equivalent securities prior to the notes' maturity on November 30, 2005. As previously disclosed, $1.6 million of the $6.1 million convertible notes was closed in August 2004. "Securing this interim financing is important for the company to finish consolidation after the Opexa merger, and to continue moving our proprietary multiple sclerosis, cardiology, and diabetes cell therapy programs forward," said PharmaFrontiers CEO David McWilliams.

      Multiple Sclerosis T Cell Therapy

      Two clinical studies of its Tovaxin(TM) autologous T Cell therapy for treatment of multiple sclerosis have reached critical milestones. In one study, a first group of 10 patients has been enrolled and received two doses of Tovaxin(TM) in a repeat treatment Phase I/II protocol designed to determine whether patients who received clinical benefit from T Cell therapy in a previous study conducted at the Baylor College of Medicine can be safely and effectively retreated with a second-generation T Cell therapy. Six-month clinical results evaluating safety, tolerability, dosage timing and efficacy are expected to be available by early Q305.

      Additionally, in a Phase I/II dose-escalating study designed to evaluate safety, tolerability and efficacy in 9 to 15 patients, 6 patients have completed the initial four dose injection series for two dosage levels and the 28-week portion of the study. One-year clinical results evaluating safety, tolerability, dosage timing and efficacy are expected to be available by early Q305.

      The company intends to submit data from these two clinical studies to the FDA for approval to commence a pivotal Phase IIb study in Q405.

      About PharmaFrontiers Corp.

      PharmaFrontiers' strategy is to develop and commercialize cell therapies to treat several major disease areas including Cardiology, Diabetes, and Multiple Sclerosis. The company is commercializing its proprietary stem cell technology, monocyte-derived adult pluripotent stem cells derived from patients' own circulating blood, and is initially pursuing indications in heart failure and Type I Diabetes. The company also owns patented and proprietary individualized T Cell therapies that are in FDA Phase I/II human dose ranging clinical trials to evaluate their safety and effectiveness in treating Multiple Sclerosis.

Safe Harbor Statement

         This press release contains "forward-looking statements," including statements about PharmaFrontiers' growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to PharmaFrontiers' ability to obtain additional funding, develop its stem cell technologies, achieve its operational objectives, and obtain patent protection for its discoveries, that may cause PharmaFrontiers' actual results to be materially different from any future results expressed or implied by such forward-looking statements. PharmaFrontiers undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.


KEYWORDS: Health & Medical, Finance, Stem Cells, Multiple Sclerosis, Cardiology, Diabetes Houston, Texas

COMPANIES: PharmaFrontiers Corp. (OTCBB:PFTR)

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